UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2007
Claire’s Stores, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-08899	59-0940416

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida		33027

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 954-433-3900
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
Exhibit Index
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: FIRST AMENDMENT TO RIGHTS AGREEMENT
EX-99.1: SHAREHOLDERS AGREEMENT
EX-99.2: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
The Merger Agreement
On March 20, 2007, Claire’s Stores, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of March 20, 2007 (the “Merger Agreement”) with Bauble Holdings Corp. (“Parent”) and Bauble Acquisition Sub, Inc. (“Merger Sub”). Parent and Merger Sub are affiliates of Apollo Management, L.P., a New York based private equity firm (“Apollo”).
Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In the Merger, each share of common stock and Class A common stock of the Company (“Common Shares”), other than those held in the treasury of the Company and those owned by Parent or Merger Sub, and other than shares of Class A common stock with respect to which dissenters rights are properly exercised, will be converted into the right to receive $33.00 per share in cash, without interest (the “Merger Consideration”). The holders of each outstanding option to acquire a share of Common Shares will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. In addition, each outstanding restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions and the holder thereof will receive the Merger Consideration with respect to each share of restricted stock held by such holder, and each restricted stock unit of the Company will be converted into the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Common Shares subject to such unit.
The Company has made customary representations and warranties in the Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute or are reasonably expected to lead to a Superior Proposal (as defined in the Merger Agreement).
Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but it is subject to customary closing conditions including (i) the approval of the Merger Agreement by the Company’s shareholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable foreign antitrust laws.
The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received an unsolicited superior proposal that did not result from a material breach by the Company of certain terms of the Merger Agreement. Should the Company choose to exercise its termination right in order to accept a superior proposal, the Company must provide Parent with three business days’ notice to propose modifications to the Merger Agreement prior to exercising its right of termination. In connection with a termination of the Merger Agreement to enter into a superior proposal and under certain other specified circumstances, the Company must pay a fee to Parent, of $90 million. In certain other specified circumstances, Parent may be required to pay the Company a termination fee equal to $90 million.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Shareholders Agreement
In connection with the execution of the Merger Agreement, certain shareholders affiliated with the Schaefer family entered into a Shareholders Agreement, dated as of March 20, 2007, with Parent and Merger Sub, pursuant to which, among other things, such shareholders agreed to vote in favor of the Merger. The Shareholders Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger.
The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement filed as Exhibit 99.1 and incorporated herein by reference.
The Rights Agreement Amendment
Immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to its Rights Agreement dated as of May 30, 2003 (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the shareholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.
The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.
A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Important Legal Information
In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. Before making any voting decision, the company’s shareholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Claire’s Stores, Inc., 3 S.W. 129 Avenue, Pembroke Pines, FL 33027, telephone: 954-433 3900, or from the Company’s website, http://www.claires.com.
Information about the Company’s directors and executive officers who may be deemed to participate in the solicitation of proxies in respect of the proposed transaction is set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006 and the Company’s proxy statement for the Company’s 2006 Annual Meeting of Shareholders. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
a) Financial Statements of Business Acquired.
Not applicable
(b) Pro Forma Financial Information.
Not applicable
(c) Exhibits.
Exhibit 2.1—Agreement and Plan of Merger, dated as of March 20, 2006, among Claire’s Stores, Inc., Bauble Holdings Corp. and Bauble Acquisition Sub, Inc.
Exhibit 4.1—First Amendment to the Rights Agreement, dated as of March 20, 2007, between Claire’s Stores, Inc. and American Stock Transfer & Trust Company
Exhibit 99.1—Shareholders Agreement, dated as of March 20, 2007, among Bauble Holdings Corp., Bauble Acquisition Sub, Inc. and the other parties thereto
Exhibit 99.2—Press Release dated March 20, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

March 22, 2007	By:	/s/ Ira D. Kaplan

Name: Ira D. Kaplan
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 20, 2006, among Claire’s Stores, Inc., Bauble Holdings Corp. and Bauble Acquisition Sub, Inc.
4.1	First Amendment to the Rights Agreement, dated as of March 20, 2007, between Claire’s Stores, Inc. and American Stock Transfer & Trust Company
99.1	Shareholders Agreement, dated as of March 20, 2007, among Bauble Holdings Corp., Bauble Acquisition Sub, Inc. and the other parties thereto.
99.2	Press Release dated March 20, 2007